Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening)
J. Duncan Smith, CFO
610-526-2466 or
610-306-8489 (evening)

Bryn Mawr Bank Corporation reports a 33.3% increase in second quarter earnings per share and a 10% dividend increase

BRYN MAWR, Pa. July 22, 2005- Bryn Mawr Bank Corporation, (NASDAQ): BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), announced second quarter 2005 diluted earnings per share of $0.32, an increase of 33.3% compared to $0.24 in the same period last year. Net income for the second quarter of 2005 was $2.788 million, an increase of 31.0% or $659 thousand, compared to $2.129 million in last year’s second quarter. The Corporation’s Board of Directors increased the quarterly dividend 10% from $0.10 to $0.11 per share, payable September 1, 2005, to shareholders of record as of August 1, 2005.

Return on average equity (ROE) and return on average assets (ROA) for the quarter ended June 30, 2005 were 15.47% and 1.65%, respectively. ROE was 12.64% and ROA was 1.35% for the same period last year.

Major factors contributing to the increase in earnings include quality asset growth, expense control and a 39-basis point increase in the Corporation’s net interest margin to 4.94% from 4.55% in the same period last year. Net interest income for the three months ended June 30, 2005, increased $1.093 million or 16.7% to $7.642 million from $6.549 million in the same period last year as the Corporation’s asset sensitive loan portfolio continues to benefit from a series of Federal Reserve interest rate increases.

On a year to date basis, diluted earnings per share were $0.64, an increase of 10.3%, compared with $0.58 in the same period last year. Net income for the six months ended June 30, 2005 was $5.590 million, an increase of 8.6% or $441 thousand, compared to $5.149 million in the same period last year. ROE and ROA for the first six months of 2005 were 15.70% and 1.67%, respectively. ROE was 15.40% and ROA was 1.66% for the same period last year.

In the first half of 2004, the Corporation sold mortgage-servicing rights (“MSRs”) that contributed $573 thousand to after tax income and increased diluted earnings per share $0.06. There were no sales of MSRs in the first six months of 2005.

Net income and diluted earnings per share for the first six months of 2004, excluding the after tax impact of the MSRs sale, would have been $4.576 million and $0.52 per share, respectively. Excluding the impact of the MSRs sale, 2005 first half net income increased $1.014 million or 22.2% and diluted earnings per share increased $0.12 or 23.1% over the same period last year. (See accompanying reconcilement of GAAP net income and diluted earnings per share to net income and diluted earnings per share that exclude the MSRs sale).

Factors contributing to the increase in earnings for the first six months of the year compared to the same period last year include quality asset growth, control over non-interest expenses and a 35 basis point increase in the Corporation’s net interest margin to 4.92% from 4.57%. Net interest income for the six months ended June 30, 2005 increased $2.092 million or 16.2% to $15.010 million from $12.918 million in the same period last year. Fees for wealth management services increased 6.1% or $322 thousand to $5.621 million versus $5.299 million, partially offsetting declines in residential mortgage related revenues.

Total loans increased $37.1 million or 6.7% to $594.0 million from $556.9 million over the past 12 months while the Corporation’s asset quality remains strong as non-performing loans as a percent of total loans was 0.10% at June 30, 2005. The Corporation continues to focus its new business development efforts on loans to small to mid-size companies.

Total deposits grew $17.4 million or 3.0% over the past 12 months to $605.4 million at June 30, 2005 from $588.0 million at June 30, 2004. Chairman Ted Peters stated, “Part of our lending strategy is to require borrowers to maintain their operating accounts with the Corporation, resulting in lower cost core deposits. In the Corporation’s efforts to grow consumer deposits, we are experiencing intense competition as to fees and rates, along with renewed consumer interest in the stock and real estate markets. However, we are pleased with the progress of our Newtown Square and Exton, PA branches and plan to invest additional business development efforts and marketing dollars in these markets.”

Non-interest income for the second quarter of 2005 was $4.720 million, a decrease of $119 thousand or 2.5% compared with $4.839 million in the same period last year. Fees for wealth management services grew $258 thousand or 9.5% to $2.967 million in the second quarter of 2005 from $2.709 million in same period last year. This was the result of solid new business development efforts and a strong contribution from the Bank’s Estate Administration Department. Offsetting this increase were reduced fees from residential mortgage related activities and lower service charges on deposit accounts.

Total non-interest expenses for the second quarter of 2005 decreased $97 thousand or 1.2% to $7.864 million compared to $7.961 million for the same period last year. Lower than expected pension costs that were recorded in the second quarter contributed to the reduction in employee benefits. Reduced building maintenance expenses were partially offset by increased occupancy expenses resulting from the opening of the Exton, PA branch in 2005.

Non-interest income for the six months ended June 30, 2005, excluding the $1.146 million gain on MSR sales in 2004, decreased $1.133 million or 11.0% to $9.134 million from $10.267 million in the same period last year. Non-interest income was negatively impacted by the slow down in residential mortgage activity, especially in the refinance market. Residential mortgage originations declined 35.5% or $48.8 million in the first half of 2005 to $88.8 million from $137.6 million in the same period last year, while residential mortgage loans sold declined 35.5% over the same time period. Partially offsetting this decrease was an increase of $322 thousand or 6.1% in fees for wealth management services over the same time period.

Non-interest expenses for the six months ended June 30, 2005, excluding $266 thousand of expenses related to the sale of the MSRs, decreased $568 thousand or 3.6% to $15.248 million when compared to the same period last year. The balance of the decrease was due primarily to an overall reduction in mortgage related salary and benefit expenses and lower than expected pension expenses that were recorded in the second quarter. These declines were partially offset by increased occupancy expenses resulting from the opening of the Newtown Square, PA branch in 2004 and Exton, PA in 2005.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s Management uses these non-GAAP measures in its analysis of the Corporation’s performance. These non-GAAP measures consist of adjusting net income determined in accordance with GAAP to exclude the effects of the sale of MSRs in the first six months of 2004. Management believes that the presentation excluding the impact of the sale of MSRs in the first six months of 2004 provides useful supplementation information essential to the proper understanding of the operating results of the Corporation’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

The accompanying financial statements are an integral part of this press release.

Reconcilation of Non-GAAP Information

Six Month Period Ended June 30,

(dollars in thousands except per share data)

	Non-interest income		Change		Non-interest expense		Change
	2005	2004	$	%	2005	2004	$	%
As reported	$9,134	$11,413	($2,279)	(20.0%)	$15,248	$16,082	$(834)	(5.2%)
MSRs sale income	—	1,146	(1,146)	—	—
MSRs sale expenses	—	—	—	—	—	266	(266)	—

Adjusted for sale	$9,134	$10,267	($1,133)	(11.0%)	$15,248	$15,816	$(568)	(3.6%)

Reconcilation of Non-GAAP Information

Six Month Period Ended June 30,

(dollars in thousands except per share data)

	Net Income		Change		Diluted earnings per share		Change
	2005	2004	$	%	2005	2004	$	%
As reported	$5,590	$5,149	$441	8.6%	$0.64	$0.58	$0.06	10.3%
After tax effect of MSRs sale[1]	—	($573)	$573	—	—	(0.06)	0.06	—

Adjusted for sale	$5,590	$4,576	$1,014	22.2%	$0.64	$0.52	$0.12	23.1%

[1]	MSRs gain was calculated as follows:

Revenues of $1,146,000, direct expenses of $266,000 and allocated income taxes of $307,000 netting to $573,000.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

June 30, 2005

(unaudited)

	For The Three Months Ended
For the period:	June 30, 2005	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004	June 30, 2004
Interest income	$9,186	$8,671	$8,328	$7,969	$7,632
Interest expense	1,544	1,303	1,232	1,155	1,083

Net interest income	7,642	7,368	7,096	6,814	6,549
Provision for loan losses	193	187	338	187	188

Net interest income after provision for loan losses	7,449	7,181	6,758	6,627	6,361

Fees for wealth management services	2,967	2,654	2,513	2,490	2,709
Loan servicing and late fees	339	339	360	361	397
Service charges on deposits	398	395	429	444	478
Net gain on sale of loans	464	458	352	494	701
Net gain on sale of mortgage servicing rights	—	—	—	—	73
Other operating income	552	568	467	471	481

Total Noninterest income	4,720	4,414	4,121	4,260	4,839

Salaries and wages	3,758	3,507	3,702	3,635	3,726
Employee benefits	936	1,141	1,022	1,069	1,033
Occupancy and bank premises	581	556	539	531	584
Furniture fixtures and equipment	498	460	475	427	449
Advertising	312	176	173	264	274
Amortization of mortgage servicing rights	210	189	193	152	301
Professional fees	295	303	614	477	336
Other expenses	1,274	1,052	1,097	1,173	1,258

Total Noninterest expense	7,864	7,384	7,815	7,728	7,961

Income before income taxes	4,305	4,211	3,064	3,159	3,239
Income tax expense	1,517	1,409	977	1,050	1,110

Net income	$2,788	$2,802	$2,087	$2,109	$2,129
Per share data:
Weighted average shares outstanding	8,549,675	8,591,622	8,596,888	8,595,229	8,605,673
Dilutive potential common shares	124,265	162,643	153,372	161,383	172,397

Adjusted weighted average shares	8,673,940	8,754,265	8,750,260	8,756,612	8,778,070

Earnings per common share	$0.33	$0.33	$0.24	$0.25	$0.25

Diluted earnings per common share	$0.32	$0.32	$0.24	$0.24	$0.24

Dividend declared per share	$0.10	$0.10	$0.10	$0.10	$0.10

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

June 30, 2005

(unaudited)

			Reconcilation of Non-GAAP Information
	For The Six Months Ended		Sale of MSRs and Related Expenses	Without Sale of MSRs
For the period:	June 30, 2005	June 30, 2004	June 30, 2004	June 30, 2004
Interest income	$17,857	$15,084	—	$15,084
Interest expense	2,847	2,166	—	2,166

Net interest income	15,010	12,918	—	12,918
Provision for loan losses	380	375	—	375

Net interest income after provision for loan losses	14,630	12,543	—	12,543

Fees for wealth management services	5,621	5,299	—	5,299
Loan servicing and late fees	678	911	—	911
Service charges on deposits	793	954	—	954
Net gain on sale of loans	922	2,073	—	2,073
Net gain on sale of mortgage servicing rights	—	1,146	1,146	—
Other operating income	1,120	1,030	—	1,030

Total Noninterest income	9,134	11,413	1,146	10,267

Salaries and wages	7,265	7,675	76	7,599
Employee benefits	2,077	2,207	—	2,207
Occupancy and bank premises	1,137	1,091	—	1,091
Furniture fixtures and equipment	958	883	—	883
Advertising	488	441	—	441
Amortization of mortgage servicing rights	399	494	—	494
Professional fees	598	709	89	620
Other expenses	2,326	2,582	101	2,481

Total Noninterest expense	15,248	16,082	266	15,816

Income before income taxes	8,516	7,874	880	6,994
Income tax expense	2,926	2,725	307	2,418

Net income	$5,590	$5,149	$573	$4,576
Per share data:
Weighted average shares outstanding	8,570,533	8,624,439	8,624,439	8,624,439
Dilutive potential common shares	150,373	186,593	186,593	186,593

Adjusted weighted average shares	8,720,906	8,811,032	8,811,032	8,811,032

Earnings per common share	$0.65	$0.60	$0.07	$0.53
Diluted earnings per common share	$0.64	$0.58	$0.06	$0.52
Dividend declared per share	$0.20	$0.20

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except mortgage data,

assets under management /administration and ratios)

June 30, 2005

(unaudited)

For the period:	2005 2Q	2005 1Q	2004 4Q	2004 3Q	2004 2Q

Asset Quality Data

Nonaccrual loans	$678	1,432	1,353	1,373	557
90 + days past due loans	—	92	22	13	65

Nonperforming loans	622	1,393	1,109	1,296	375
OREO	210	591	357	475	—

Nonperforming assets	832	1,984	1,466	1,771	375

Allowance for loan loss	7,252	7,125	6,927	6,860	6,965
Allowance for loan loss / loans	1.22%	1.27%	1.23%	1.25%	1.25%
Allowance for loan loss / nonperforming loans	1,166%	511%	625%	529%	1,857%
Nonperforming loans / loans	0.10%	0.25%	0.20%	0.24%	0.07%
Nonperforming assets / assets	0.12%	0.30%	0.21%	0.27%	0.06%
Net loan charge-offs	66	(11)	271	292	74
Net loan charge-offs (annualized)/ average loans	0.05%	(0.01%)	0.20%	0.22%	0.06%

	2005 2Q	2005 1Q	2004 4Q	2004 3Q	2004 2Q
Selected ratios (annualized):

Return on average assets	1.65%	1.70%	1.25%	1.27%	1.35%
Return on average shareholders’ equity	15.47%	15.94%	11.83%	12.20%	12.64%
Yield on earning assets	5.94%	5.76%	5.45%	5.24%	5.30%
Cost of interest bearing funds	1.37%	1.19%	1.10%	1.04%	1.03%
Net interest margin	4.94%	4.89%	4.64%	4.48%	4.55%
Leverage ratio	10.63%	10.65%	10.59%	10.42%	10.67%

Selected data:

Mortgage loans originated	$49,830,000	38,978,000	33,818,000	36,793,000	60,207,000
Mortgage loans sold - servicing retained	9,971,650	13,787,000	8,345,000	18,631,000	36,776,000
Mortgage loans sold - servicing released	16,817,000	20,209,000	12,338,000	11,374,000	5,850,000
Mortgage loans serviced	465,779,912	489,882,107	507,420,653	528,532,630	540,706,046
Assets under management / administration	$1,900,928,000	1,919,493,000	1,938,195,000	1,829,167,000	1,856,037,000

	2005 Year-to-date	2004 Year-to-date
Selected ratios (annualized):

Return on average assets	1.67%	1.66%
Return on average shareholders’ equity	15.70%	15.40%
Yield on earning assets	5.85%	5.34%
Cost of interest bearing funds	1.28%	1.06%
Net interest margin	4.92%	4.57%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands)

June 30, 2005

(unaudited)

	As of
Balance Sheet For the period ended:	June 30, 2005	Mar 31, 2005	Dec 31, 2004	Sept 30, 2004	June 30, 2004

Assets

Interest bearing deposits with banks	$314	$598	$15,293	$393	$7,786
Fed Funds Sold	—	7,041	13,423	14,820	10,000
Investment securities	35,681	35,156	35,441	33,562	31,652
Loans	593,980	562,821	564,597	550,839	556,887

Earning assets	629,975	605,616	628,754	599,614	606,325

Cash	33,979	31,536	26,526	38,400	36,254
Reserve for loan loss	(7,252)	(7,125)	(6,927)	(6,860)	(6,965)
Other assets	34,050	33,524	34,593	29,582	29,622

Total assets	$690,752	$663,551	$682,946	$660,736	$665,236

Interest-bearing checking	$140,271	$145,680	$166,901	$146,577	$163,603
Money market	125,972	118,915	126,058	131,589	131,087
Savings	51,141	50,878	50,300	50,023	52,069
Time deposits	126,538	131,435	110,470	109,137	95,432

Interest-bearing liabilities	443,922	446,908	453,729	437,326	442,191

Non-interest bearing deposits	161,448	136,276	147,236	144,659	145,830

Total deposits	605,370	583,184	600,965	581,985	588,021

Borrowed funds	—	—	—	—	—
Other Liabilities	11,617	8,457	10,743	8,679	8,644
Shareholders’ equity	73,765	71,910	71,238	70,072	68,571

Total liabilities and shareholders’ equity	$690,752	$663,551	$682,946	$660,736	$665,236

Balance Sheet (average)	2005 2Q	2005 1Q	2004 4Q	2004 3Q	2004 2Q

Assets

Interest bearing deposits with banks	$536	$3,147	$6,438	$2,328	$640
Fed Funds Sold	5,119	4,415	17,214	20,689	6,211
Investment securities	36,303	35,291	34,934	32,412	30,881
Loans	578,173	567,842	549,220	549,120	541,696

Earning assets	620,131	610,695	607,806	604,549	579,428

Cash	33,259	33,357	32,623	33,446	31,688
Reserve for loan loss	(7,251)	(7,058)	(6,981)	(7,076)	(6,975)
Other assets	33,500	32,697	29,508	29,000	30,387

Total assets	$679,639	$669,691	$662,956	$659,919	$634,528

Interest-bearing checking	$148,943	$152,343	$153,362	$157,278	$148,492
Money market	119,261	123,441	132,692	134,727	119,644
Savings	50,897	50,763	49,881	51,322	51,730
Time deposits	128,777	117,375	108,890	100,365	98,948

Interest-bearing liabilities	447,878	443,922	444,825	443,692	418,814

Non-interest bearing deposits	146,140	143,434	138,367	138,609	134,491

Total deposits	594,018	587,356	583,192	582,301	553,305

Borrowed funds	3,540	1,250	—	—	2,881
Other Liabilities	9,803	9,791	9,572	8,843	10,623
Shareholders’ equity	72,278	71,294	70,192	68,775	67,719

Total liabilities and shareholders’ equity	$679,639	$669,691	$662,956	$659,919	$634,528